Exhibit 10.21

                        OPERATING AND PROTOCOL AGREEMENT
                                       OF
                          STATMON - EBI SOLUTIONS, LLC

                       A NEVADA LIMITED LIABILITY COMPANY

      This Operating Agreement of Statmon - eBI Solutions, a Nevada limited liability company, (the "Company"), dated as of June 10, 2002 (the "Agreement") has been entered into by Statmon Technologies Corporation ("Statmon") and eBI Solutions LLC ("eBI") as all the original members.

                                   WITNESSETH

      WHEREAS, the Parties have formed the Company as a Nevada limited liability company pursuant to Title 7, Chapter 86 of the Nevada Revised Statute (the "Act"); and

      WHEREAS, the Parties desire to enter into this Agreement, utilizing the executed Deal Point Memorandum ("DPM") attached as Exhibit I as a basis, in order to state the terms and conditions of the ongoing operation and management of the Company.

      WHEREAS, the Parties agree that this Agreement, once executed, will supersede the executed DPM.

      NOW, THEREFORE, in consideration of the promises and the agreements herein contained and intending to be legally bound hereby, the Parties hereby agree as follows:

      1.0 FORMATION

            1.1 Formation; Name; Office. The Parties have formed the Company as of June 10, 2002 under and pursuant to the Act to be conducted under the name "Statmon - eBI Solutions, LLC". The business office of the Company is located at 345 N. Maple Drive, Suite 120, Beverly Hills, CA 90210. The Company may subsequently change its name or business address to such name or place as the Manager(s) may determine, or as the Member(s) may subsequently designate.

            1.2 Purposes. The purpose for which the Company was formed was to provide professional services to implement software systems and develop software solutions, and to take all actions and related functions in connection therewith in form of a Joint Venture between Statmon Technologies Corporation and eBI Solutions LLC. The Manager(s) may designate additional or expanded business purposes in the future.

            1.3 Duration. The term of existence of the Company commenced on June 10, 2002 and ends on December 31, 2052, unless the term is extended by amendment to the Agreement and the Certificate, unless the Company is earlier dissolved in accordance with either the terms of this Agreement or the Act (the "Term").

            1.4 Resident Agent. The registered agent and registered office of the Company will be as designated in the Certificate of Formation of the Company (the "Certificate") or any amendment thereof. The resident agent may be changed from time to time by the Manager(s). Any such change will be made in accordance with the procedural requirements of the Act. If the resident agent ever resigns, then the Manager(s) will promptly appoint a successor.


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            1.5 Number of Managers. The number of Managers of the Company from the inception of the company to on or about February 15, 2004 was two (2). From and after said time and on an ongoing basis the number of managers will be one
(1). The manager is and will be Geoffrey Talbot, CEO of Statmon.

            1.6 Statmon will bear the cost of forming the Company.

      2.0 CLASSES OF MEMBERSHIP INTERESTS, CAPITAL CONTRIBUTIONS, LIABILITY AND AUTHORITY

            2.1 Class A and Class B Membership Interests. There are two classes of Membership Interests: Class A Membership Interest and Class B Membership Interest. Class A Membership Interest comprises 100% of the total membership interest of the Company. Class B Membership Interest comprises 0% of the total membership interest of the Company. Class A shares have voting rights and preference over Class B shares for distributions and allocations. Class B shares are non-participating and non-voting. From the inception of the company to on or about February 15, 2004, Membership interests were as follows: Statmon Technologies Corporation 51%, comprised of 100% class A shares and eBI
Solutions LLC 49%, comprised of 100% Class A Shares. Thereafter and for consideration received by eBI, Statmon became the owner and now owns 100% of the Membership interests in the company comprised of 100% of the Class A Shares. When and if the Company has revenues in excess of $250,000 per quarter and/or Statmon's shares are actively traded on NASDAQ or equivalent public market, the parties agree to negotiate to reconstruct the Company.

            2.2 Member's Liability. Except as otherwise provided in this Agreement, the liability of the Member(s), as such, will be limited to the amount of Capital Contributions it has made or is obligated to make in accordance with, and subject to, the provisions of this Article 2.0.

            2.3 Interest. Except as otherwise provided herein, no Member will receive any interest on his capital contributions to the Company.

            2.4 Uses of Capital Contribution. Any funds received by the Company hereof will be utilized by the Company for Company purposes as determined by the Manager(s).

            2.5 Withdrawal of Capital. No Member will have the right to withdraw any part of his capital contributions prior to the liquidation and termination of the Company pursuant to Article 9.0 hereof, unless such withdrawal is provided for in this Agreement.

            2.6 Source of Distributions. No Member, Manager or other Related Party (as defined in Section 11.1 of this Agreement) will be personally liable for the return of the capital contributions of any other Member, or any portion thereof, it being expressly understood that any such return will be made solely from the Company's assets.

            2.7 Contribution of Property. The Company may accept contributions of property, goods or services other than cash, valued at fair market value by the Manager(s), for the property, goods or services contributed. Such contributions will be referred to as "Capital Contributions."

            2.8 Loans. Statmon has loaned and/or may loan the Company working capital on a monthly, or as required, basis. All advances and loans from Statmon shall be the subject of blanket Promissory Notes as agreed by the parties. For amounts in excess of $100,000, a specific Promissory Note is to be issued and secured by a perfected UCC security interest over the Company's accounts receivable. The term of each Promissory Note shall not exceed 12 months from the date of the first advance secured by the Promissory Note.


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            2.9 Guaranties. It is contemplated the Member(s) may be required to guarantee third party indebtedness, for loans to the Company, or equipment leases, real property leases or other contracts.

      3.0   TITLE TO THE PROPERTY OF THE COMPANY

            Title to any and all property, real, personal or mixed, owned by, or leased to, the Company will he held in the name of the Company, or in the name of any nominee which the Manager(s) may, in his sole and absolute discretion, designate.

      4.0 MANAGEMENT OF THE COMPANY; POWERS AND DUTIES OF THE MANAGERS; CONFLICTS OF INTEREST; COMPENSATION OF MEMBER AND THE MANAGERS, REIMBURSEMENT OF EXPENSES

            4.1 Management of Business.

                  (a) Except as otherwise provided in this Agreement, the management of the Company and all decisions concerning the business affairs of the Company will be made by the Manager(s). Only the Manager(s) will have the authority to bind the Company subject to Section 4.1(b) herein. Matters outside the ordinary course will require the consent of the Member(s) only as specifically stated herein. The Manager(s) may be changed at any time, and from time-to-time, by the Member(s).

                  (b) If at any time there are no Managers, any decision delegated herein to the Managers, will be decided by the sole member or a majority vote among the remaining Members as the case may be.

            4.2. General Powers and Duties of Managers. Except as otherwise specifically provided in this Agreement, the Manager(s) will devote such time and attention to the business affairs of the Company, and have the power, in his sole and absolute discretion, to do all things they may deem reasonably necessary or-convenient to carry out the business and affairs of the Company (as described in Article 1.0), including, without limitation, except for provisions and additions as stated in sections 4.7 - 4.15 below:

                  (a) To sell, convey, mortgage, grant a security interest in, pledge, lease, exchange or otherwise dispose or encumber the assets or any other real, personal or mixed property;

                  (b) To borrow money, incur liabilities and other obligations either on a secured or unsecured basis;

                  (c) To commence, prosecute or defend any proceeding in the Company's name;

                  (d) To participate with others in partnerships, limited liability companies, joint ventures and other associations and strategic alliances;

                  (e) To deposit, withdraw, invest, pay, retain and distribute the Company's funds in any manner not inconsistent with the provisions of this Agreement;


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                  (f) To bring, defend and settle actions at law or at equity;

                  (g) To enter into and carry out contracts and agreements and any or all documents and instruments and do and perform all such other things as may be necessary in furtherance of the Company's purposes or appropriate to the conduct of the Company's activities;

                  (h) To cause the lease, mortgage or pledge of the assets or business of the Company;

                  (i) To cause the Company to convert, by sale, merger, reorganization, consolidation or otherwise, to any other type of business entity;

                  (j) To execute and file the Articles and any other certificate or other instrument which may be required to be filed by the Company to transact business under the laws of the State of Nevada, California, or any other foreign, federal or state government where the Company may transact business or any amendments thereto;

                  (k) To execute, acknowledge and deliver any and all instruments, and take any and all actions, which may be deemed necessary or desirable to effect any of the foregoing or any of the other provisions of this Agreement; and

                  (l) To admit new Members or create new Membership classes.

            4.3 Conflicts of Interest. The fact that a Manager, a Member or any other Related Party is directly or indirectly interested in or connected with any person, firm or corporation employed by the Company or from whom the Company may buy property or services, will not prohibit the Manager(s) from employing, purchasing from, selling to, or otherwise dealing with, such person, firm or corporation, if the compensation, price or fee charged to, or received by, the Company therefor is comparable and competitive with the compensation, price or fee that would be paid to or paid by an unaffiliated person, firm or corporation.

            4.4 Compensation of Member and the Managers.

            Members or Managers will NOT be entitled to a salary and other compensation for such Member's services to the Company, as every manager or member is NOT expected to be a full-time employee of the Company and contribute directly by being active in the Company's business activities. It is further the agreement among the parties hereto that Members will receive the distributions provided for in Article 8.0 of this Agreement in full and complete satisfaction of such Member's contributions to the Company.

            4.5 Reimbursement of Expenses. The Company will reimburse the Manager(s) for reasonable business expenses incurred in connection with any activities conducted on behalf of the Company. All expenses advanced by the Manager(s) prior to formation of the Company, will be reimbursed from Capital Contributions.

            4.6 Limitation on Power of Managers. Notwithstanding any other provision of this Agreement, the Manager(s) will not have the authority to cause the Company to engage in the following transactions without first obtaining the approval of the Member or Members.

                  (a) To materially alter the authorized business of the Company.

                  (b) To dissolve, wind-up and terminate the Company's business.

                  (c) To merge the Company into another entity, substantially reorganize the Company, or sell or convey all of its assets in a single business transaction, or related series of transactions.

                  (d) To create new Membership Classes.

            4.7 eBI will provide exclusive management and consulting services to the Company. As compensation therefore, eBI will retain the operating profits of the company. This arrangement will remain in effect until the company has revenues in excess of $250,000 per quarter or Statmon's shares of common stock are actively traded on NASDAQ or equivalent public market or June 30, 2004, whichever comes first. Thereafter, refer to the provisions of sections 4.11 and
4.12 below.

            4.8 Periodic management meetings between the parties will be held at mutually convenient times and agreed upon locations.

            4.9 eBI shall retain the right to do business after dissolution of the Company with clients introduced by eBI, its agents or affiliates (except Statmon), similarly, Statmon shall retain the right to do business after dissolution of the Company with clients introduced by Statmon, its agents or affiliates (except eBI). eBI shall have the right to do business with new clients acquired by the Company after February 7, 2004 if it so chooses. However, this will only be done if there is a good business reason to do so and not as a general policy and if eBI notifies Statmon in advance and in writing of the specific arrangement.

            4.10 Statmon and eBI have set up a joint bank account for the Company at Bank of America. eBI's manager operates this account on a daily basis.

            4.11 Within-three years of the formation of the Company(June 2002) the parties agree to negotiate in good faith to work out a purchase structure whereby eBI would be merged into the Statmon group.

            4.12 If the parties do not work out a purchase structure as forth in
4.11 prior to June 30, 2005, Statmon agrees to either dissolve the Company or change its name so as not to include the name "eBI Solutions". In addition, in that event, eBI shall have the right to convert all customer accounts introduced through eBI or its agents or affiliates (other than Statmon) to customers of eBI.

            4.13 Statmon's accounting department and eBI will jointly handle the accounts payable, accounting and administration of the Company and will produce monthly inter-company management accounting reports two business days before month end.

            4.14 The Company will be charged the agreed amount of $500 per month for the use of office space and agreed upon infrastructure provided by Statmon for so long as the Company operates from Statmon's offices.


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            4.15 All client contracts, invoices and accounts receivable with reference to the business of the Company will be done by and through the Company.

            4.16 Liability and errors and omissions insurance for the Company will be by a blanket policy or policies provided by Statmon, unless agreed to otherwise between the parties.

            4.17 All of the Company's employees may participate in Statmon's health plan or eBI Solutions, LLC health plan, as agreed to by the parties.

      5.0 MEETINGS AND VOTING OF MEMBERS

            5.1 Meetings. Member Meetings may be called at any time by the Manager(s) or by the Member(s). No annual or regular meetings are required to be held. Upon receipt of a written request either in person or by certified mail that a meeting is to be held and stating the purposes of the meeting, the Manager(s) will provide the Member or Members, within ten (10) days after receipt of said request, written notice (either in person or by certified mail) of the meeting and the purposes of such meeting. No meeting will be held less than five (5) nor more than sixty (60) days after notice thereof; provided, however, that the Member or Members may waive the notice requirements herein set forth.

            5.2 Action by Written Consent Without a Meeting. Any action required or permitted to be taken at an annual or special meeting of the Member(s) may be taken without a meeting, with ten (10) days prior written notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the Member(s) having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Membership Interests entitled to vote on the action were present and voted and such consents are delivered to the office of the Company in the manner required by the Act. Every written consent will bear the date and signature of the Member(s) who signs the consent.

      6.0 ACCOUNTING PROVISIONS

            6.1 Fiscal and Taxable Year. The fiscal and taxable year of the Company will be March 31, unless the Manager(s), in his sole and absolute discretion, designates a different fiscal or taxable year.


            6.2 Books and Accounts.

                  (a) Complete and accurate books and accounts will be kept and maintained for the Company at the Company's principal place of business or at such other place as the Manager(s) will select. Such books and accounts will be kept for fiscal and tax purposes on the cash or accrual basis, as the Manager(s) will determine, and will include a separate account for the Member or Members. The names and addresses of the Member or Members will be maintained as part of the books and records of the Company. The Members or Members' duly authorized representative, at such Members' own expense and upon delivering advance written notice to the Company of a proper business purpose, will at all reasonable times have access to, and may inspect and make copies of, such books and accounts and any other records of the Company.


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                  (b) All funds received by the Company will be deposited in the name of the Company in such bank account or accounts as the Manager(s) may designate from time to time, and withdrawals there from will be made upon the signature of the Manager(s) or upon such other signature or signatures on behalf of the Company as the Manager(s) may designate from time to time or as otherwise provided herein (see section 4.10).

            6.3 Financial Reports.

                  (a) The Manager(s) will endeavor to cause the Company to provide the Member or Members on a monthly basis, financial statements including a balance sheet and the related statements of income and changes in Company capital and changes in financial position for the prior year.

                  (b) The Manager(s) will endeavor to cause to be prepared after the end of each taxable year of the Company and filed, on or before their respective due dates (as the same may be extended), all federal and state income tax returns of the Company for such taxable year and will take all action as may be necessary to permit the Company's regular accountants to prepare and timely file such returns. Form 1065 (Schedule K-1) will be sent to the Member or Members after the end of each taxable year on or about June 15 (or later if the proper extension is filed), reflecting each Members' pro rata share of income, loss, credit and deductions for such taxable year.

            6.4 Tax Elections. Any elections required or permitted to be made by the Company under the Internal Revenue Code of 1986, as amended (the "Code"), will be made by the Manager(s) in such manner as the Manager(s) will determine. In the event of an audit of the Company by the Internal Revenue Service, the Manager(s) will designate the "tax matters partner" pursuant to Section 6231(a)(7) of the Code, and such tax matters partner will comply with all of his obligations as such under the Code and the regulations promulgated there under.

            6.5 Expenses. To the extent practicable, all expenses of the Company will be billed directly to, and be paid by, the Company.

      7.0 ADMISSION OF SUBSTITUTE MEMBER; TRANSFER BY A MEMBER; DISABILITY OF A MEMBER OR THE MANAGERS; CONTINUATION OF THE COMPANY

            7.1 Admission of Substitute Member. Upon the prior written consent (which consent may be granted or withheld for any reason or no reason) of the Manager(s), the Manager(s) will admit to the Company as a substitute member any person or entity who will have acquired all or any portion of the Membership Interest of the Member(s) pursuant to a written assignment, provided the provisions of this Article 7.0 will have been complied with.

            7.2 Transfer of a Member's Interest. Except as provided in Section
2.8 hereto:

                  (a) A Member may not, without the prior written consent of the Manager(s) or of all Members, sell, transfer, assign or permit, voluntarily or involuntarily, any security interest, pledge, mortgage, lien, charge, encumbrance, adverse interest, preferential arrangement or restriction of any kind (collectively, an "Encumbrance") upon, all or any portion of such Member's Membership Interest in the Company. Any such purported transfer, assignment or other disposition or Encumbrance of Member's Membership Interest (hereinafter collectively referred to as a "Transfer") without such consent will be void and will not bind the Company. If the Manager(s) has consented to the Transfer,


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such Transfer may be made only if: (i) the provisions of Section 7.3 of this
Agreement do not otherwise prohibit the Transfer; (ii) a duly executed and acknowledged counterpart of the instrument effecting such Transfer in form and substance satisfactory to the Manager(s) will have been delivered to the Manager(s), and the transferor will have indicated such intention of effecting such Transfer; (iii) the transferee will have expressly agreed to be bound by the terms of this Agreement and to assume all of the obligations of the Member hereunder; (iv) the transferor and the transferee will have executed or delivered such other instruments as Manager(s) may deem necessary or desirable to effectuate such Transfer, including, without limitation, an opinion of counsel that the Transfer complies with, or is exempt from, the registration provisions of the Securities Act of 1933, as amended ("Securities Act") and any applicable securities or "Blue Sky" law of any state or other jurisdiction; and
(v) the transferor or transferee will have paid all reasonable expenses and legal fees relating to the Transfer including, without limitation, submission of required legal counsel opinion and of preparing, filing and executing any amendment to the Articles necessary to effect admission of the transferee as a Member.

                  (b) Any transferee of a Member's Membership Interest in the Company who received the consent of the Manager(s) or all members to the Transfer and who is not admitted to the Company as a substitute Member pursuant to Section 7.1 of this Agreement will be entitled to receive, to the extent transferred, the distributions to which the transferor Member would be entitled, but will have no right to participate in the management and affairs of the Company, exercise any voting or other rights of a Member or be entitled to become a Member.

                  (c) Notwithstanding Section 7.2(a) and (b) a Member who desires to transfer his interest ("Transferring Member") to a Non-Member, will be required to give to each remaining Member of the Company the right to purchase their pro-rata share of the transferring Member's Membership Interest on such terms, conditions and rights as the proposed transfer is to be made to the Non-Member for a period of thirty (30) days from written notice to Member of the proposed transfer and all relevant terms. If less than all Members exercise their right of first refusal to purchase the transferring Member's Membership Interest, the Members who elect to purchase their pro-rata share may purchase any additional percentage up to one hundred percent (100%) of the Transferring Member's Membership Interest in accordance with same terms, rights, and conditions as the proposed transfer is to be made to the Non-Member.

            7.3 Further Limitations on Transfers of Member's Interests. In no event may a Transfer be made if the Transfer would result in: (i) the termination of the Company as a limited liability company for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; or (ii) the dissolution of the Company pursuant to the Act; and, if so attempted, the Transfer will be void and will not bind the Company. In making the determination whether a Transfer will result in such a termination, the Managers may require the transferee to furnish at such transferee's expense an opinion of counsel passing on this issue. In no event may a Transfer be made to (and no substitute Member will be admitted to the Company who is) a person below the age of twenty-one
(21) years (or the local age of majority, if higher) or a person who has been adjudged to be insane or incompetent, and any purported Transfer to any such person will be void and will not bind the Company. As a condition of recognizing a Transfer, the Managers may require such proof of age of the transferee as the Managers may deem necessary.

            7.4 Disability of a Member or a Manager. Upon the removal, disability, withdrawal, or bankruptcy of a Manager (each of the foregoing being herein called a "Disabling Event"), the Company will be dissolved; unless within ninety (90) days after the occurrence of a Disabling Event a majority of the remaining Managers if any, or all Members consent to continue the business of the Company pursuant to Section 7.5 of this Agreement and to the appointment of a replacement Manager. The former Manager, or his estate or successors, will retain his Membership Interest, if any.


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            7.5 Continuation of the Company. If the Company is continued
following a Disabling Event, any substitute Managers will assume and will be bound by the provisions of this Agreement and will sign as a party to this Agreement, as the same may have been amended from time to time. For the purposes of this Agreement, unless the context otherwise requires. Any substitute Manager, upon compliance with the provisions of this Article 7.0 and such individual's or entity's admission as a Manager, will be included within the meaning of the term "Managers".

      8.0 DISTRIBUTIONS AND ALLOCATIONS

            8.1 Definitions. As used in this Agreement, the following terms have the following meanings:

                  (a) "Capital Account" means as to each Member the amount of his cash capital contributions once made, plus his share of Net Profits (as such term is defined in this Section 8.1) allocated to him pursuant to this Agreement, less distributions to him (other than payments described in Code Sections 707(a) and 707(c)) and also less (1) his share of Nonrecourse Deductions and Net Losses (as such terms are defined in this Section 8.1) allocated to him pursuant to this Agreement, and (2) his share of Company expenditures which are neither deductible nor properly chargeable to Capital Accounts under Code Section 705(a)(2)(B) or are treated as, such expenditures under Treasury Regulation ss. 1.704-1(b)(2)(iv)(i), subject, however, to such further or different adjustments as may be required pursuant to Section 704 of the Code, or any successor provision, and any regulation promulgated thereunder, so as to cause the allocations prescribed hereunder to be respected for tax purposes. In the event any property other than cash is contributed to or distributed by the Company, the adjustments to Capital Accounts required by Treasury Regulation ss. 1.704-1(b)(2)(iv)(d), (e), (f) and (g) and ss. 1.704-1(b)(4)(i) will be made.

                  (b) "Company Minimum Gain" means the amount determined pursuant to Regulation Section 1.704-2(d).

                  (c) "Member Nonrecourse Debt" has the meaning ascribed to it in Regulation Section 1.704-2(b)(4).

                  (d) "Member Nonrecourse Debt Minimum Gain" means the minimum gain attributable to "Member Nonrecourse Debt", as determined in accordance with Regulation Section 1.704-2(i)(3).

                  (e) "Net Cash Flow" means all cash receipts of the Company (including capital contributions), and the fair market value of any property received in connection therewith, in any fiscal year from whatever source derived less payment of all of the Company's expenses (including, without limitation, payment of all salaries, bonuses and other benefits to which the Company's Member or employees are entitled and unincorporated business taxes and such reserves as the Managers, in their sole and absolute discretion, will decide to establish for future expenses of operating the Company expanding its business or creating new locations or franchises in the discretion of the Managers, or liabilities in connection therewith and such other amounts retained for investment or reinvestment or as may be required by any regulatory authority or organization to which the company or its business is subject.


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                  (f) "Net Profits" or "Net Losses" means the Company's annual taxable income or loss for federal income tax purposes, respectively, determined without regard to taxable income or loss increased by tax exempt income and decreased by expenses attributable to such tax exempt income which are not deductible for federal income tax purposes.

                  (g) "Nonrecourse Deductions" has the meaning set forth in Regulation ss. 1.704-2(b)(1).

                  (h) "Regulation" means the income tax regulations promulgated from time to time by the U.S. Department of the Treasury.

            8.2 Distributions of Net Cash Flow. Except as otherwise required by this Agreement or by law, distributions of Net Cash Flow will be made quarterly, or more frequently as the Managers determine. Net Cash Flow will be distributed to the Members according to the terms and conditions in appendix C pro-rata in accordance with their respective Membership Interest.

            8.3 Allocation of Net Profits and Net Losses. After taking into account allocations under Section 8.2, Net Profits and Net Losses will be allocated to the Members owning Class A and Class B shares as follows:

                  (a) Net Profits will be allocated to the Members as follows:

                        (i) First, to each Member having negative Capital Account balances up to an amount necessary to increase such negative Capital Account balances to zero; and

                        (ii) Next, to each Member in an amount equal to the aggregate distributions made to such Member pursuant to Section 8.2 reduced by amounts previously allocated to such Member pursuant to this Section 8.3(a)(ii) and

                        (iii) Thereafter, to the Member pro-rata in accordance with their respective Membership Interest.

                  (b) Net Losses will be allocated as follows:

                        (i) First, to the Member having positive Capital Account balances up to an amount necessary to reduce such positive Capital Account balances to zero; and

                        (ii) The balance among the Members in accordance with their respective Membership Interests.

            8.4 Allocation of Nonrecourse Deductions. Nonrecourse Deductions for each Fiscal Year will be allocated to the Members in accordance with their respective Percentages of Membership Interest.

            8.5 No Return of Distributions. No Member will have any obligation to refund to the Company any amount that will have been distributed to such Member pursuant to this Agreement, subject, however, to the rights of any third party creditor under law.


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            8.6 Allocations between Assignor and Assignee Member. In the case of a Transfer, the assignor and assignee will each be entitled to receive distributions of Net Cash Flow and allocations of Net Profits or Net Losses and Nonrecourse Deductions as follows:

                  (a) Unless the assignor and assignee agree to the contrary and will so provide in the instrument effecting the Transfer, distributions will be made to the person owning the Member's Membership Interest on the date of the distribution; and

                  (b) Net Profits or Net Losses and Nonrecourse Deductions will be allocated by the number of days of the fiscal year each person held the Member's Membership Interest.

            8.7 Tax Credits. Any Company tax credits will be allocated among the Member in proportion to their respective Percentages of Membership Interest.

            8.8 Deficit Capital Accounts. Except as otherwise provided herein or under the Act, no Member will be required at any time to make up any deficit in his Capital Account.

            8.9 Further Allocation Rules. Anything herein to the contrary notwithstanding:

                  (a) An item of Company tax loss or deduction will not be allocated to a Member to the extent that as of the end of any taxable year a deficit balance in such Member's Capital Account would be created or increased (after adding to such Capital Account balance such Member's share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain as provided in Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5), respectively) and subtracting the items referred to in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). Any amount that cannot be allocated to one Member by reason of this Section 8.9(a) will be allocated to the Member whose Capital Accounts, as determined in accordance with the foregoing rules, are positive. Additionally, if in any taxable year any Member unexpectedly receives any adjustment, allocation or distribution described in Regulation Section 1.704(b)(2)(ii)(d)(4), (5) or (6) such that had such unexpected adjustment, allocation or distribution been known at the time of the determinations made under this Section 8.9(a), such Member would not have been entitled to the allocation under this Agreement, such Member will be allocated items of income and gain in an amount and manner sufficient to eliminate any deficit balance from such Member's Capital Account (after adjustment as provided above) as quickly as possible. The preceding sentence is intended to satisfy the qualified income offset provisions of the regulations referenced therein.

                  (b) Company tax losses and Nonrecourse Deductions that are attributable to Member Nonrecourse Debt will be allocated to the Member that bears the economic risk of loss for such debt. Further allocations and any determinations required in order to make further allocations will be made in accordance with Regulation Section 1.704-2. Except as otherwise required by Regulation Section 1.704-2, all other Nonrecourse Deductions will be allocated among the Member in accordance with their respective Percentage of Membership Interest.

                  I If there is a net decrease in Company Minimum Gain during any Company taxable year, each Member will be allocated before any other allocation is made under Code Section 704(b) (for such taxable year, and, if necessary, for subsequent years), items of Company income and gain in proportion to, and to the extent of such Member's share of the net decrease in Company Minimum Gain during such year (as determined in accordance with Regulation Sections 1.704-2(g)(2) and 1.704-2(j)(2)). This paragraph will not apply to the extent no minimum gain charge back is required pursuant to Regulation Section 1.704-2(f).

                  (d) If there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable year, each Member with a share of such member Nonrecourse Debt Minimum Gain at the beginning of such taxable year will be allocated, after any allocation pursuant to Section 8.9I hereof but before any other allocation is made under Code Section 704(b) (for such taxable year and, if necessary, for subsequent years), items of Company income and gain in proportion to, and to the extent of, such Member's share of the net decrease in such Member Nonrecourse Debt Minimum Gain (as determined in accordance with Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)). This paragraph will not apply to the extent no minimum gain chargeback is required pursuant to Regulation Section 1.704-2(i)(4).

                  (e) Notwithstanding the allocations provided for in Article 8.0, the Member agrees that the Managers are authorized to make such special allocations of items of income, gain, loss or deduction as may be necessary to eliminate the effects of any special allocations or adjustments to the capital accounts of the Member pursuant to Section 704(b) of the Code and any regulations promulgated thereunder ("Regulatory Allocations") which are applied to the Company by the Managers but which Regulatory Allocations might cause distributions to the Member to differ from those provided for in this Agreement without the authority of the Managers to make the special allocations of income, gain, loss or deduction provided for hereby.

                  (f) If any Member contributes any property to the Company (i) gain or loss with respect to such property on the sale or other taxable disposition of such property and (ii) depreciation or cost recovery deductions allowable with respect to such property will be allocated to the Member as required in Section 704I of the Code and the Capital Account of the Member will be adjusted in order to properly reflect the allocation under Code Section 704I. To the extent required pursuant to Treasury Regulation Section 1.704-1(b)
(2)(iv), the Company gain or loss with respect to a member for whom the provisions of Code Section 734(b) or 743(b) are applicable, will be allocated in accordance with such provisions.

                  (g) Each item of income, gain, loss or deduction which is specially allocated under this Section 8.9, will not be taken into account for purposes of Net Profits and Net Losses allocated under Section 8.3.

      9.0 LIQUIDATION AND TERMINATION OF THE COMPANY

            9.1 General. Upon the termination of the Company (unless the Company is continued pursuant to the provisions hereof including but not limited to Sections 7.4 and 7.5 hereof), the Company will be liquidated in accordance with this Article 9.0 and the Act. The liquidation will be conducted and supervised by the Manager(s), or if there is no Manager, by a person who will be designated for such purpose by the Majority in Capital Interest of the Members (the Managers or other person for such purpose so designated being herein referred to as the "Liquidating Agent"). The Liquidating Agent will have all of the rights and powers with respect to the assets and liabilities of the Company in connection with the liquidation and termination of the Company that the Managers would have with respect to the assets and liabilities of the Company during the term of the Company. Without limiting the foregoing, the Liquidating Agent is hereby expressly authorized and empowered to execute and deliver any and all documents necessary or desirable to effectuate the liquidation and termination of the Company and the transfer of any asset or liability of the Company. The Liquidating Agent will have the right from time to time, by revocable powers of attorney, to delegate to one (1) or more persons any or all of such rights and powers and such authority and power to execute and deliver documents, and, in connection therewith, to fix the reasonable compensation of each such person, which compensation will be charged as an expense of liquidation. The Liquidating Agent is also expressly authorized to distribute the Company's property to the Member subject to liens.

            9.2 Statements on Termination. Each Member will be furnished with a statement prepared by the Company's regular accountants setting forth the assets and liabilities of the Company as of the date of complete liquidation, and each Member's share thereof. Upon compliance with the distribution plan set forth in
Section 9.3 below, the Member will cease to be such, and the Liquidating Agent will execute, acknowledge and cause to be filed where appropriate under law a Certificate of Termination of the Company.

            9.3 Priority on Liquidation. The Liquidating Agent will, to the extent feasible, liquidate the assets of the Company as promptly as will be practicable. To the extent the proceeds are sufficient therefore, as the Liquidating Agent will deem appropriate, the proceeds of such liquidation will be applied in the following order of priority:

                  (a) To pay the costs and expenses of the liquidation and termination;

                  (b) To pay the matured or fixed debts and liabilities of the Company;

                  (c) To establish any reserve that the Liquidating Agent may deem necessary for any contingent, unmatured or unforeseen liability of the Company; and

                  (d) The balance, if any, will be distributed to the Member in accordance with the Member's positive Capital Account balances.

            9.4 Distribution of Non-Liquid Assets. If the Liquidating Agent determines that it is not practicable to liquidate all of the assets of the Company, then the Liquidating Agent will cause the fair market value of the assets not so liquidated to be determined by appraisal by an independent appraiser. [In connection with such appraisal, the Capital Accounts will be adjusted to reflect such appraisal]. Such assets, as so appraised, will be retained or distributed by the Liquidating Agent as follows:

                  (a) The Liquidating Agent will retain assets having a fair market value equal to the amount, if any, by which the net proceeds of liquidated assets are insufficient to satisfy liability debts and liabilities of the Company (other than any debt or liability for which neither the Company nor the Member is personally liable), to pay the costs and expenses of the dissolution and liquidation, and to establish reserves, all subject to the provisions of Section 9.3 hereof. The foregoing will not be construed, however, to prohibit the Liquidating Agent from distributing, pursuant to Section 9.4(b) below, property subject to liens at the value of the Company's equity therein.

                  (b) The remaining assets (including receivables, if any, will be distributed to the Member by way of undivided interests therein in such proportions as will be equal to the respective amounts to which each Member is entitled pursuant to Section 9.3(d) hereof. If, in the judgment of the Liquidating Agent it will not be practicable to distribute to each Member an undivided share of each asset, the Liquidating Agent may allocate and distribute specific assets to one or more Members as tenants-in-common as the Liquidating Agent will determine to be fair and equitable, taking into consideration, inter alia, the basis for tax purposes of each asset distributed.

                  (c) Nothing contained in this Article 9.0 or else where in this Agreement is intended to cause any in-kind distributions to be treated as sales for value.

            9.5 Orderly Liquidation. A reasonable time will be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to minimize the fees normally attendant upon a liquidation.

            9.6 Deficit Upon Liquidation. Except as otherwise provided herein, upon liquidation no Member will be liable to the Company for any deficit in his Capital Account, nor will such deficit be deemed an asset of the Company. Nothing herein will limit the liability of a Member under the Act.

            9.7 Power of Attorney.

                  (a) Each Member irrevocably constitutes and appoints the Liquidating Agent with full power of substitution, the true and lawful attorney of such Member to execute, acknowledge, swear to and file any document that may be required to effectuate the liquidation or termination of the Company. It is expressly acknowledged by each Member that the foregoing power of attorney is coupled with an interest and will survive the disability of such Member.

                  (b) A power of attorney similar to that contained in this
Section 9.7 hereof will be one of the instruments that the Company may require a successor Member to execute, acknowledge and swear to pursuant to Section 7.2 hereof.

                  (c) Upon the liquidation or termination of the Company, the Member, at the request of the Liquidating Agent, will execute, acknowledge and swear to and deliver a new power of attorney, similar to that described in this
Section 9.7, in favor of the Liquidating Agent.

      10.0 INDEMNIFICATION OF THE MANAGERS, MEMBER AND AFFILIATES

            10.1 Claims. Except as otherwise provided in this Article 10.0, the Company, or its receiver or trustee, will pay all judgments and claims asserted by anyone (a "Claimant") against, and will indemnify and hold harmless, each Manager, and each Member, and each shareholder, director, officer, partner, Managers, member, employee, agent, representative and other retained persons of Managers and each Member or any direct or indirect affiliate of any of the foregoing (collectively the "Related Parties" and individually a "Related Party") from and against, any liability or damage to a Claimant, incurred by reason of any act performed or omitted to be performed by any Related Party in connection with the business of the Company, including, without limitation, reasonable attorneys' fees and disbursements incurred by any Related Party in connection with the defense of any action based on any such act or omission. If a claim for indemnification (other than for expenses incurred in a successful defense) is asserted against the Company by any Related Party and the Managers are uncertain whether such indemnification is permitted by law, then the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent in favor of such indemnification, submit to a court of competent jurisdiction the question whether such indemnification by the Company is not against public policy, which final adjudication will be binding on all parties.

            10.2 Procedure. Upon a Related Party's discovery of any claim by a third party which, if sustained, would be subject to indemnification pursuant to
Section 10.1 of this Agreement, the Related Party will give prompt notice to the company of such claim, provided, however, that the failure of the Related Party to so promptly notify the Company of such claim will not relieve the Company of any indemnification obligation under this Agreement unless the Company will have been substantially prejudiced thereby. Unless the Related Party will, in its sole discretion, agree in writing to assume and control the defense of any action for which indemnification may be sought, the Company will assume and control such defense, in which event the Related Party will have the right to retain its own counsel in each jurisdiction for which the Related Party determines counsel is required, at the expense of the Company. If the Company fails or refuses to undertake the defense within fifteen (15) days after receiving notice that a claim has been made, the Related Party will have the right (but not the obligation) to assume the defense of such claim in such manner as it deems appropriate until the Company will, with the consent of the Related Party, assume control of such defense, and the Company will indemnify the Related Party pursuant to Section 10.1 of this Agreement from and against the costs and expenses of such defense. The party hereto handling the defense of an action will keep the other party hereto fully informed at all times of the status of the claim. Neither the Company nor the Related Party, when handling the defense of a claim for which indemnification may be sought by the Related Party, will settle such claim without the consent of the other party (which consent will not be unreasonably withheld or delayed) unless such settlement will: (i) impose no additional liability or obligation upon such party (or his employees, agents and representatives or any direct or indirect affiliate of any of the foregoing) whose consent would otherwise be required; and (ii) where the Company is handling the defense and settlement of the claim, provide the Related Party with a general release with respect to the subject claim.

            10.3 Member's Claims. Except as otherwise provided in this Article 10.0, in any action by an owner of a Membership Interest against a Related Party, including a Company derivative suit, the Company will indemnify and hold harmless each Related Party from and against any liability or damage incurred by any of them, including, without limitation, reasonable attorneys' fees and disbursements incurred in defense of such action, if: (i) the Related Party is successful in such action; or (ii) in the opinion of the Company's counsel, the matter has been settled by controlling precedent in favor of such indemnification, and if the matter has not been settled by such controlling precedent, the Company will submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is not against public policy, which final adjudication will be binding on all parties.

            10.4 Expenses. In any matter with respect to which any Related Party may be entitled to indemnification from the Company pursuant to this Article 10.0, the Company will, to the extent not prohibited by applicable law, advance to the Related Party, pending the final disposition of such matter, all costs and expenses which the Related Party may incur in such matter, including, without limitation, all attorneys' fees and disbursements, court costs and fees and disbursements of accountants, other experts and consultants.

            10.5 Limitations on Indemnification. Notwithstanding Sections 10.1,
10.3 or 10.4 of this Agreement, no Related Party will be entitled to indemnification from any liability for fraud, bad faith, willful neglect or gross negligence. Under no circumstances will any Related Party be personally liable in respect of any indemnification obligation set forth in this Article
10.0 including Section 10.5.

            10.6 Manager's Liability to Company and Member. A Manager will not be liable to the Company or to the Member for any act or omission or breach of duty unless a judgment or other final adjudication adverse to the Manager establishes that the Manager's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the Manager personally gained a financial profit or other advantage to which the Manager was not legally entitled.

      11.0 POWER OF ATTORNEY

            11.1 General. In connection with a liquidation, each Member irrevocably constitutes and appoints the Manager(s) and the Liquidating Agent, or any one of them, with full power of substitution, the true and lawful attorney of such Member to execute, acknowledge, swear to and file any of the following:

                  (a) Any amendment to the Articles pursuant to the Act;

                  (b) Any certificate or other instrument (i) that may be required to be filed by the Company under the laws of the United States, the State of California or any other state in which any of the Member reside or in which the Company engages in business or (ii) which the Managers deem advisable to file;

                  (c) Any amendments to the certificates or other instruments referred to in paragraphs (a) and (b) of this Section 11.1;

                  (d) Any document that may be required to effectuate the dissolution and liquidation of the Company; and

                  (e) Any amendment to this Agreement or the foregoing certificates, instruments or documents necessary to effect any change permitted under Section 12.8 of this Agreement or to reflect any change in the ownership of interests in the Company, or otherwise as expressly provided in this Agreement.

            It is expressly acknowledged by each Member that the foregoing power of attorney is coupled with an interest and will survive the disability of such Member or a Transfer by such Member, provided, however, that if such Member makes a Transfer of all of such Member's Membership Interest and the transferee will, in accordance with the provisions of Article 7.0 of this Agreement, become a substitute Member, such power of attorney will survive the Transfer only for the purpose of executing, acknowledging, swearing to and filing any and all instruments necessary to effectuate such substitution.

            Each Member hereby agrees to execute concurrently herewith or upon five (5) days, prior written notice, a special power of attorney containing the substantive provisions of this Agreement in form satisfactory to the Manager(s).

            11.2 Substitute Member. A power of attorney similar to that contained in Section 11.1 of this Agreement will be one of the instruments that the Managers may require a substitute Member to execute, acknowledge and swear to pursuant to Section 7.2 of this Agreement.

            11.3 Additional Power of Attorney. Upon the admission of successor Managers or upon the dissolution and liquidation of the Company, the Member, at the request of the Managers or any of such successor Managers or the Liquidating Agent, will execute, acknowledge and swear to and deliver a new power of attorney, similar to that described in Section 11.1 of this Agreement, in favor of any such successors or the Liquidating Agent.

      12.0 MISCELLANEOUS PROVISIONS

            12.1 Governing Law; Consent to Jurisdiction. This Agreement is governed by, and construed in accordance with, the laws and decisions of the State of California, without regard to conflict of law rules applied in such State. All actions and proceedings arising out of, or relating to, this Agreement will be heard and determined in any state or federal court sitting in Los Angeles, California. The undersigned, by execution and delivery of this Agreement, expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding. The undersigned further irrevocably consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party by hand or by certified mail, delivered or addressed as set forth in Section 13.4 of this Agreement. The undersigned hereby expressly and irrevocably waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum Non conveniens or any similar basis.

            12.2 Investment Intent. Each Member represents that such Member has acquired such Member's Membership Interest for such Member's own account, for investment and not with a view to the distribution or resale thereof and understands that: (i) such Member's Membership Interest has not been registered under the Securities Act or any applicable securities or "Blue Sky" law of any state or other jurisdiction; and (ii) a Transfer may not be made unless the transferring Member's Membership Interest is registered under such laws or any exemption from such registration is available, and such member complies with the applicable provisions of this Agreement.

            12.3 Oral Modification. This Agreement constitutes the entire understanding among the parties hereto. No waiver or modification of the provisions of this Agreement will be valid unless it is in writing and signed by the party to be charged and then only to the extent therein set forth. Should there be any inconsistency between the language of their agreement and Exhibit I, this agreement shall prevail.

            12.4 Notices. All notices, demands, solicitations of consent or approval, consents and other communications permitted or required to be given hereunder will be in writing and will be deemed given when deposited in the United States mail, and sent either in registered or certified form, return receipt requested, postage prepaid, addressed as follows: If intended for: (i) the Company, to its principal place of business; (ii) any Member, to the address of such Member set forth on the signature page hereto or otherwise as designated by notice by such Member in the manner provided above; or (iii) to the Managers, to the address set forth in the signature page hereto or otherwise as designated by notice by the Managers in the manner provided above.

            12.5 Captions. The captions used in this Agreement are intended for convenience of reference only, will not constitute any part of this Agreement and will not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.

            12.6 Pronouns. All pronouns and any variation thereof will be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

            12.7 Execution. This Agreement may be executed in counterparts, and as so executed will constitute one agreement binding on the Company, the Manager or Managers and the Member or Members.

            12.8 Amendments. This Agreement may be amended only by the written consent of the Managers and a Majority of the Members; provided, however, that the unanimous consent of the Managers and Member will be required for any amendment to this Agreement which has the effect of (i) changing any Member's distributions; or (ii) changing any Member's allocation of Net Profits or Net Losses.

            12.9 Binding Effect. Except as otherwise provided herein, this Agreement will be binding upon and will inure to the benefit of the respective heirs, executors, administrators, legal representatives, and permitted successors and assignors of the parties hereto.

            12.10 Separability. In case any one or more of the provisions contained in this Agreement or any application thereof is deemed invalid, illegal or unenforceable in any respect, such affected provisions will be construed and deemed rewritten so as to be enforceable to the maximum extent permitted by law, thereby implementing to the maximum extent possible, the intent of the parties hereto, and the validity, legality and enforceability of the remaining provisions contained in this Agreement will not in any way be affected or impaired thereby.

            12.11 Further Assurances. The Member and the Managers will execute and deliver such further instruments and documents and do such further acts and things as may be required to carry out the intent and purposes of this Agreement. Required filings relative to this agreement, if any, will be done promptly.

            12.12 No Third Party Beneficiaries. Except as is otherwise specifically provided for in this Agreement or as may otherwise be specifically agreed in writing by all of the Members and the Managers, the provisions of this Agreement are not intended to be for the benefit of any creditor or other person (other than a Related Party, a Member or the Managers in such Related Party's, Member's or Managers' capacity as a Related Party, Member or Managers, respectively) to whom any debts, liabilities, or obligations are owed by (or who otherwise has any claim against) the Company or any of the Members, the Managers or any Related Party; and no such creditor or other person will obtain any benefit from such provisions or will, by reason of any such foregoing provision, make any claim in respect of any debt, liability, or obligation against the Company, any of the Members, the Managers or any Related Party.

                           [SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, the parties have executed this Agreement on August __, 2004 effective as of June 30, 2002.


                                       MEMBERS

Address:                               eBI Solutions, LLC
1240 N. Lakeview Ave. Suite 280
Anaheim, CA 92807

                                       /s/ Michael Klotz
                                       ---------------------------------------
                                       By:    Michael Klotz
                                       Title: Manager, eBI Solutions LLC
                                              Original Member only


Address:                               Statmon Technologies Corp.
345 N. Maple Drive, Suite 120
Beverly Hills, CA 90210

                                       /s/ Geoffrey P. Talbot
                                       ---------------------------------------
                                       By:    Geoffrey P. Talbot
                                       Title: Chairman & CEO, Statmon
                                              Technologies Present and
                                              original Member


                                    MANAGERS

Address:                               Michael Klotz

1240 N. Lakeview Ave. Suite 280
Anaheim, CA 92807

                                       /s/ Michael Klotz
                                       ---------------------------------------
                                       Michael Klotz, original Manager only


Address:                               Geoffrey P. Talbot
345 N. Maple Drive, Suite 120
Beverly Hills, CA 90210

                                       /s/ Geoffrey P. Talbot
                                       ---------------------------------------
                                       Geoffrey P. Talbot,
                                       present and original Manger

                                   EXHIBIT I

                         Executed Deal Point Memorandum


                                    attached

                              DEAL POINT MEMORANDUM

                 STATMON TECHNOLOGIES CORP. & eBI SOLUTIONS, LLC

                                       dba

                             STATMON - eBI SOLUTIONS

1. Statmon Technologies Corp. ("Statmon") and eBI Solutions, LLC ("eBI") have formed a joint venture known as "Statmon - eBI Solutions" ("SeBI").

2. Statmon formed a new Nevada Limited Liability Corporation (June 2002) as a subsidiary named "Statmon - eBI Solutions, LLC". The original filing stated Statmon owned 51% of the Membership interests and eBI owned 49% of the Membership interests. As agreed between the members on or about February 15, 2004 and for consideration received, Statmon now owns 100% of the Membership interests (change to be filed with the appropriate State agency) until the SeBI venture has revenues in excess of $250,000 per quarter and or Statmon's shares of Common Stock are actively trading on the NASDAQ SC or equivalent public market at which point the parties will negotiate to restructure the joint venture.

3. Initially, Statmon and eBI managed SeBI jointly. On or about February 15, 2004, the members have agreed that Geoffrey Talbot, CEO of Statmon., would be the manager, as per an Operating Agreement (to be mutually agreed upon by the Parties hereto). Statmon Technologies and eBI Solutions agree that the operating agreement as well as any filings pertaining to the ownership of Statmon-eBI Solutions will be completed by 7/31/2004.

4. eBI Solutions LLC has contracted with SeBI to provide exclusive management and consulting services.

5. eBI introduced clients to be owned by eBI, Statmon introduced clients to be owned by Statmon. eBI Solutions retains the right to do business with clients introduced to SeBI Solutions by eBI Solutions, its agents or affiliates (except Statmon Technologies Corp) as eBI Solutions, LLC after the dissolving of SeBI Solutions.

      eBI Solutions has the right to do business with certain new clients (acquired after 2/15/2004) directly and not through the SeBI Joint Venture entity if it so chooses. This will only be done if there is a business reason to do so, not as a general policy. eBI Solutions must notify STC of any such arrangements.

6. Statmon and eBI have set up a joint bank account at Bank America. eBI's manager operates the account on a daily basis.

7. Statmon accounting department and eBI jointly handle the accounts payable, accounting and administration of SeBI and produce monthly inter-company management accounting reports two business days after month end. Monthly facility charges will apply as long as SeBI operates out of the Statmon offices.

8.    Periodic management meetings between the parties will be held.

9. Statmon to loan SeBI working capital on a monthly, or as required, basis. The monthly injection not to exceed the approved line item budget and adjusted if cash flow is behind schedule. This includes consulting fee income to the principals in the budget.

10. All advances and loans between the parties to be by way of blanket promissory notes as agreed between the parties. For amounts in excess of $100,000 a specific Promissory Note to be issued and secured by a perfected UCC filed security interest over the SeBI accounts receivables or STC accounts receivable. The term of the Promissory Note not to exceed 12 months from the date of the first advance.

11. Within 3 years of formation (June 2002), the parties agree to negotiate in good faith to work out a purchase structure where eBI would be merged into the Statmon group.

12. If the parties do not agree to work out a purchase structure (see 11 above) prior to June 30, 2005, STC agrees to either dissolve the joint venture or change the name of the legal entity, not to include the name "eBI Solutions". In addition, eBI has the right to convert all customer accounts of SeBI to become customers of eBI.


      Agreed Between the Parties:


      /s/ Geoffrey Talbot                        /s/ Michael Klotz
      ---------------------------------         --------------------------------
      Statmon Technologies Corp.                eBI Solutions LLC

      Dated:7/8/04                                    Dated:7/8/04